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                                                                   Exhibit 10.12

                       TERMINATION OF EMPLOYMENT AGREEMENT

     This Agreement made this 2 day of July, 2001 by and between E-MEDSOFT.COM, a Nevada corporation (the "Company") and DAVID W. ROMBRO, a Florida resident (the "Executive").

                                    RECITALS

     WHEREAS, the Company and the Executive had entered into an Amended and Restated Executive Employment Agreement (the "Employment Agreement"), dated March 30, 2001; and

     WHEREAS, certain disputes arose between the Executive and Company; and

     WHEREAS, the parties wish to terminate the Employment Agreement and all its terms and provisions except as set forth herein so as to resolve all employment disputes between the Executive and the Company.

     NOW THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.     TERMINATION

     Executive's Employment Agreement is hereby terminated as of May 18, 2001 (the Date of Termination) and all of its terms and conditions are deemed null and void and Executive's employment with the Company is hereby terminated.

     2.     PAYMENTS TO EXECUTIVE

     The Company agrees to pay to Executive three months salary or, at the Company's election, $58,758 in value of free trading stock of the Company as of the date of this Agreement. The Company shall be required to issue end register said stock as

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soon as is reasonably practical, and, in no event, no later than in its very next registration statement. In addition, the Company covenants and agrees.

            a) to pay Executive his unpaid car allowance for March, April and half of May being $2,250.00; and

            b) to pay Executive his April cell phone bill of $368.00 plus his cell phone bill through May 18, 2001 within five (5) days of Executive providing a statement of the bill to the Company; and

            c) to continue and pay for Executive's health insurance for ninety (90) days after the date of this Agreement.

     3.     TRADE SECRETS OF COMPANY

     Executive acknowledges that during the term of his employment with the Company, he had access to and became acquainted with various software programs which the Company has developed, was marketing and which were regularly used in the operation of the business of the Company (the Trade Secrets). Likewise, executive acknowledges that he generally had access to the Company's trade secret business plans, methods, and operations. Executive agrees not to disclose such Trade Secrets, directly or indirectly, or use them in any way after the date of this Agreement. Nothing in this Agreement, however, shall preclude Executive from using or disclosing business information or skill possessed prior to Executive's association with the Company.

     4.     PURCHASE OF PRIMERX STOCK

     Executive owns nine hundred and five thousand five hundred (905,500) shares of the stock of PrimeRx which Executive shall sell and the Company shall purchase pursuant to the terms hereinafter. The purchase price for the stock being transferred to

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the Company shall be one share of free trading stock of the Company for each one share of PrimeRx stock owned by Executive. The Company covenants as soon as is reasonably practical to take such actions and file such SEC forms and registrations as are required to be able to issue Executive nine hundred and five thousand five hundred (905,500) shares of its registered tradable stock
(the Stock), but in no event will the Company be required to issue and register said stock prior to the filing of its next registration statement. Closing on the sale shall take place no later than January 2, 2002. Executive covenants that upon obtaining the Stock, he will not trade more than ten thousand
(10,000) shares of the Stock per trading day. This restriction shall be non-cumulative, i.e. if Executive fails to exercise his right of sale on any given trading day, he will not be permitted to increase his sales on any subsequent day(s). At closing, Executive shall endorse and transfer to the Company such certificates of the shares of stock he owns in PrimeRx and the Company shall issue to Executive the Stock fully paid, nonaccessible and registered.

     5.     WAIVER AND RELEASE

            a. Except for breeches of this agreement, each party hereby releases and forever discharges the other, it's officers, directors, shareholders, employees, attorneys, agents, successors, and assigns of any and all claims, demands, causes of action of any nature whatsoever arising out of or in any way related to Executive's employment or termination of Executive's employment with the Company, including without limitation, claims for alleged discrimination based on the Age Discrimination and Employment Act or any claim for damages for wrongful discharge or discrimination which may be brought against the Company by or on Executive's behalf under federal or state law.

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            b.    The parties have been informed by their respective attorneys and advisors of California Civil Code Section 15.42, and the parties acknowledge that they are familiar with and hereby expressly waive the provisions of this Section, and any similar stature, code, law or regulation of any state in the United States to the fullest extent that they may waive such rights and benefits. Section 15.42 of the California Civil Code provides:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME THAT EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     6.     RETURN OF EQUIPMENT

     Executive covenants to return any and all equipment or other assets of the Company in his possession within five (5) days of the execution of this Agreement.

     7.     ACKNOWLEDGMENTS.

            a. The Executive acknowledges that except for the payments required under this Agreement, the Company is under no obligation to pay Executive any salary or other benefits.

            b. This Agreement is signed and delivered by Executive as his free and voluntary act after being given the opportunity to review the Agreement and all of its terms with third parties not affiliated with the Company, including Executive's personal attorney.

            C. Executive owns the PrimeRx shares free and clear of any liens or encumbrance and he has not pledged or in any manner transferred his shares.

     8.     NOTICES.

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     All notices, demands, and communications required or desired to be given in connection with this Agreement shall be in writing and shall be deemed duly given on the date received, if delivered personally, or on the third date after mailing, if sent by certified or registered mail, return receipt requested, postage pre-paid, or on the day delivered by a service such as Federal Express or USPS and addressed as follows:

     IF TO EXECUTIVE AT:

     David W. Rombro
     2386 Northwest 49th Lane
     Boca Raton, Florida 33431

     IF TO THE COMPANY AT:

     e-MedSoft.com
     1300 Marsh Landing Parkway
     Suite 106
     Jacksonville Beach, Florida 32250
     Attention: John Andrews, CEO

     9.     LEGAL EXPENSE.

     Each of the parties shall bear his or its own legal expenses, if any, incurred in connection with the preparation, review and execution of this Agreement, and/or any litigation arising from and concerning this Agreement.

     10.    DEFAULT.

     If either party defaults in the performance of any of his or its covenants, agreements or obligations hereunder, then, in addition to any and all other rights and remedies which the non-defaulting party may have against the defaulting party, the defaulting party will be liable to pay the non-defaulting party's court costs and reasonable attorneys fees incurred in enforcing covenants, agreements or obligations of the defaulting party described in this Agreement.

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     11.    CONFIDENTIALITY.

     Except as required by law, the parties agree not to disclose or publicize the terms or existence of this Agreement to anyone other than the Executive's spouse, attorney and tax advisor and accountant.

     12.    CONSTRUCTION

            a. This Agreement shall be interpreted and governed by the laws of the State of Florida.

            b. If any provision or clause of this Agreement shall be deemed to be invalid by Court of competent jurisdiction, then such provision shall be served herefrom and such invalidity shall not affect any other provision in this Agreement. The balance of which shall remain and have its intended force and effect.

            c. The headings and titles of this Agreement are for convenience purposes only and are not intended to define, limit or construe the contents here. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements whether oral or written, pertaining to the subject matter hereof.

            d. No provision of this Agreement may be modified except by written instrument to be signed and acknowledged by each of the parties hereto.

            e. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement.

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     The parties hereto execute this Agreement on the date set forth above.


                                                  /s/ David W. Rombro
                                                  ------------------------------
                                                      David W. Rombro

                                                  EMedsoft.com


                                                  By: /s/ John F. Andrews, CEO
                                                      --------------------------
                                                      John F. Andrews, CEO

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